UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☒

Item 3.02. Unregistered Sale of Equity Securities.

On April 25, 2018, FS Credit Real Estate Income Trust, Inc. (the “Company”) received $4,950,000 relating to the sale and issuance of 201,133 shares of its Class S Common Stock at the per share purchase price of $24.61 (the “April Private Placement”). On May 4, 2018, the Company received $500,000 relating to the sale and issuance of 20,416 shares of its Class S Common Stock at the per share purchase price of $24.49 (the “May Private Placement” and together with the April Private Placement, the “Private Placements”).  The Private Placements are exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder because the purchasers are accredited investors within the meaning of Rule 501(a) of Regulation D.

Item 8.01. Other Items.

Investment Activity

On May 2, 2018, the Company, through a wholly-owned subsidiary, closed a $19.8 million senior floating-rate mortgage loan (the “Robert Towers Loan”), secured by a 206-unit, 11-story apartment building located in East Orange, New Jersey. The Company funded the purchase of the Robert Towers Loan with proceeds from the April Private Placement and its repurchase facility with Goldman Sachs Bank USA.

The Robert Towers Loan bears interest at a floating rate of 4.65% over the one-month London Interbank Offered Rate with an interest rate floor of 6.20% and loan to value ratio of 76.8%. The Robert Towers Loan has an initial 36-month term with two, 12-month extension options subject to satisfaction of certain performance tests and the payment of an extension fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: May 7, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary